Exhibit 99.1

DATE: March 19, 2012

MEDIA CONTACT: Jeff Pounds (918) 573-3332	INVESTOR CONTACT: Sharna Reingold (918) 573-2078

Williams Announces New 2012-14 Guidance, Accelerates Planned Dividend Increase

•	New Guidance Reflects Williams Partners’ $2.5 Billion Acquisition of Caiman Eastern Midstream, Strong Growth Outlook, Higher Expected NGL Margins

•	Williams Plans to Make an Equity Investment in Williams Partners in Support of Acquisition

•	Full-Year 2012 Dividend Now Expected to be $1.20 per Share, 55% Over Full-Year 2011 Amount; Company Now Expects 20% Annual Dividend Increases in Both 2013 and 2014

•	Midstream Canada & Olefins Business to Make Substantial Contribution to Williams Dividends

TULSA, Okla. – Williams (NYSE:WMB) today announced new 2012-14 guidance to reflect Williams Partners L.P.’s (NYSE:WPZ) announced acquisition of Caiman Eastern Midstream, LLC, as well as higher expected natural gas liquid (NGL) margins in 2012-13.

Williams is also announcing a significant acceleration of the planned increase in dividends to its shareholders. It is raising its expected full-year 2012 dividend to shareholders from $1.09 per share to $1.20 per share. The new amount is a 55 percent increase over the full-year 2011 dividend to shareholders of $0.775 per share. The company is also now expecting to increase its dividend by 20 percent in both 2013 and 2014.

The company is accelerating its planned dividend increases as a result of Williams Partners’ Caiman acquisition and because it now expects a significant, sustained contribution to the dividend from its Midstream Canada & Olefins segment. Midstream Canada & Olefins includes Williams’ operations in the United States and Canada focused on recovering and producing ethylene, propylene, NGLs and other related products.

The expected quarterly increases in Williams’ dividend are subject to quarterly approval of Williams’ board of directors.

Support for Williams Partners Acquisition

Williams intends to make an additional investment in Williams Partners of approximately $1 billion to facilitate the Caiman acquisition. Williams intends to purchase approximately 16.3 million Williams Partners limited-partner units at a price equal to the price of the units Williams Partners will issue to Caiman. Please see the partnership’s news release today for complete details on the acquisition.

Williams plans to fund its additional equity investment in Williams Partners with a combination of public equity, debt and available cash. Williams has also agreed to temporarily waive through 2013 the general partner incentive distributions with respect to Williams Partners’ limited-partner units to be issued to Caiman and Williams. Williams estimates the foregone IDRs would have yielded approximately $26 million in 2012 and $42 million in 2013.

Williams remains committed to preserving its investment-grade credit metrics. The comprehensive financing plan is consistent with Williams’ focus on maintaining a strong balance sheet.

“Williams Partners’ Caiman acquisition and the comprehensive and balanced financing plan that we have put together is a great example of how our MLP strategy supports delivering high dividends and high growth to our shareholders,” said Alan Armstrong, president and chief executive officer. “Williams brings a strong set of capital resources that can help drive substantial growth opportunities at Williams Partners, which benefits both entities.”

Guidance Update

Williams’ 2012-13 guidance is also being updated and 2014 guidance is being introduced. The new guidance reflects the Caiman acquisition’s expected contribution of approximately $40 million, $200 million and more than $400 million in Williams Partners’ adjusted segment profit plus DD&A in 2012, 2013 and 2014, respectively. Williams expects the segment profit plus DD&A contribution to continue increasing substantially beyond the current 2012-14 guidance period. Williams is also increasing its expectation for NGL margins in 2012-13 based on lower expected natural gas prices.

Williams expects Williams Partners’ Caiman acquisition to be strongly accretive to cash flow and earnings per share in 2014 and beyond. Williams expects to receive cash distributions of approximately $1.5 billion from Williams Partners in 2014, a 65-percent increase over the approximately $910 million it received from Williams Partners in 2011.

Williams’ new guidance midpoints for expected adjusted earnings per share are $1.35 in 2012, $1.55 in 2013 and $1.80 in 2014. The projected adjusted earnings per share amount of $1.80 in 2014 is a 46-percent increase over Williams’ 2011 adjusted earnings per share of $1.23.

Capital expenditure guidance for 2012-13 is being updated for Williams Partners’ Caiman acquisition’s purchase price and expected post-closing growth capital expenditures are approximately $500 million in 2012 and approximately $590 million in 2013. Approximately $250 million in growth capital expenditures associated with the Caiman acquisition are planned for 2014.

Williams’ updated 2012-14 commodity price assumptions and guidance data is available in today’s presentation posted at www.williams.com/investors.

Conference Call with Investors

Williams Partners and Williams are hosting a conference call with investors tomorrow at 9 a.m. EDT to discuss the Caiman acquisition and new guidance. A presentation and a link to the live webcast of tomorrow’s event will be available shortly at www.williams.com and www.williamslp.com. A limited number of phone lines will be available at (888) 438-5449. International callers should dial (719) 457-0349.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, adjusted earnings and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted earnings nor adjusted per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and NGL production of more than 200,000 barrels per day. Williams owns a 72-percent ownership interest in Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla. More information is available at www.williams.com.

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Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of dividends to stockholders;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

•	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

•

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation, and rate proceedings;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Segment profit guidance – reported to adjusted

	2012 Guidance			2013 Guidance			2014 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,730	$1,975	$2,220	$2,025	$2,275	$2,525	$2,125	$2,400	$2,675
Midstream Canada & Olefins	250	313	375	325	400	475	450	550	650
Other	(5)	—	5	—	—	—	—	—	—

Total Reported segment profit	1,975	2,288	2,600	2,350	2,675	3,000	2,575	2,950	3,325

Adjustments:
Acquisition Transaction Costs	50	50	50	—	—	—	—	—	—

Total Williams Partners Adjustments	50	50	50	—	—	—	—	—	—

Total Midstream Canada & Olefins Adjustments	—	—	—	—	—	—
Total “Other” Adjustments	—	—	—	—	—	—	—	—	—

Total Adjustments	50	50	50	—	—	—	—	—	—

Adjusted segment profit:
Williams Partners (WPZ)	1,780	2,025	2,270	2,025	2,275	2,525	2,125	2,400	2,675
Midstream Canada & Olefins	250	313	375	325	400	475	450	550	650
Other	(5)	—	5	—	—	—	—	—	—

Total Adjusted segment profit	$2,025	$2,338	$2,650	$2,350	$2,675	$3,000	$2,575	$2,950	$3,325

Reconciliation of forecasted reported income from continuing operations to adjusted income from continuing operations

	2012 Guidance			2013 Guidance			2014 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported income from continuing operations	$695	$820	$945	$855	$980	$1,105	$985	$1,145	$1,305
Adjustments - pretax	40	40	40	—	—	—	—	—	—
Less taxes	(15)	(15)	(15)	—	—	—	—	—	—

Adjustments - after tax	25	25	25	—	—	—	—	—	—
Adjusted income from continuing ops	$720	$845	$970	$855	$980	$1,105	$985	$1,145	$1,305
Adjusted diluted EPS	$1.15	$1.35	$1.55	$1.35	$1.55	$1.75	$1.55	$1.80	$2.05

Notes: All amounts attributable to Williams